Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS 15.3% RISE IN REVENUE FOR THE THIRD FISCAL QUARTER

•                  Net sales for the third quarter of fiscal year 2010 were $199.9 million compared to $173.3 million for the second quarter of fiscal year 2010 up 15.3%.

•                  Gross margin as a percentage of net sales for the third quarter of fiscal year 2010 was 18.2% compared to 14.4% for the second quarter of fiscal year 2010

•                  Third fiscal quarter Non-GAAP adjusted net income per share of $0.05 compared to $(0.07) for the second quarter of fiscal year 2010

•                  Cash flow from operations for the third quarter of fiscal year 2010 was $15.1 million

Greenville, South Carolina (January 28, 2010) - KEMET Corporation (Other OTC: KEME) today reported preliminary results for the third fiscal quarter ended December 31, 2009.  Net sales for the quarter ended December 31, 2009 were $199.9 million, which is a 4.8% increase over the same quarter last fiscal year and a 15.3% increase over the prior fiscal quarter ended September 30, 2009.

On a U.S. GAAP basis, net loss was $1.8 million, or $(0.02) per share for the third quarter of fiscal year 2010 compared to net loss of $13.1 million or $(0.16) per share for the same quarter last year and compared to net loss of $93.1 million or $(1.15) per share for the prior fiscal quarter ended September 30, 2009.

Non-GAAP adjusted net income was $4.0 million or $0.05 per share for the current fiscal quarter compared to an adjusted net loss of $4.4 million, or $(0.05) per share for the same quarter last year and compared to an adjusted net loss of $5.8 million, or $(0.07) per share for the prior fiscal quarter ended September 30, 2009.

“Reaching two-hundred million in sales this quarter surpasses our revenue level one year ago in the fourth calendar quarter of 2009 at the beginning of the world-wide recession.  Although revenue is up approximately five percent year-over-year, our Adjusted EBITDA improved approximately one-hundred-forty percent. Margins continue to benefit from the actions we took over the last fifteen to eighteen months, resulting in a consolidated gross margin percent that exceeds consolidated margins for the last eight quarters,” stated Per Loof, KEMET’s Chief Executive Officer.  “We will continue to stay focused on driving increased profitability and working capital management as we navigate through the economic recovery.  Order rates remain strong and we are continuing to bring back capacity to meet market demands and service our customers,” continued Loof.

The current fiscal quarter includes $1.3 million of restructuring charges primarily associated with reductions in force of $0.9 million and $0.4 million related to the relocation of equipment to Mexico.  The current fiscal quarter also includes an impairment charge of $0.7 million to write down decommissioned equipment in the Tantalum Business Group.

In this news release, the Company makes reference to certain Non-GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share”, and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.  The adjustments to net income (loss) and net income (loss) per share include an increase in value of warrant which relates to the mark-to-market adjustment for the Platinum Closing Warrants, gain/loss on early extinguishment of debt, impairment charges associated with goodwill and long-lived assets, integration costs related to business acquisitions, restructuring charges related primarily to employee severance and equipment moves, certain inventory adjustments, sales or disposals of assets, amortization related to debt issuance costs and debt discount, a non-cash charge related to the cancellation of an employee incentive plan, and the write off of capitalized advisor fees.  Management believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to possibly better understand the underlying operating performance of the Company.  Management uses these Non-GAAP financial measures to evaluate operating performance.  However, Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net loss to Non-GAAP adjusted net income (loss):

GAAP to Non-GAAP Reconciliation

(Unaudited)

	Quarters Ended			Nine Months Ended
	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008 (As Adjusted)(1)	Dec. 31, 2009	Dec. 31, 2008 (As Adjusted)(1)
	(Amounts in millions, except per share data)
Including adjustments (GAAP)
Net sales	$199.9	$173.3	$190.7	$523.4	$668.3

Net loss	$(1.8)	$(93.1)	$(13.1)	$(69.8)	$(287.6)
Basic and diluted net loss per share	$(0.02)	$(1.15)	$(0.16)	$(0.86)	$(3.57)

Excluding the following items (Non-GAAP)

Net loss	$(1.8)	$(93.1)	$(13.1)	$(69.8)	$(287.6)
Adjustments:
Restructuring charges	1.3	1.3	4.6	2.6	29.6
Goodwill impairment	—	—	—	—	174.3
Amortization included in interest expense	3.7	3.3	2.6	9.6	7.5
(Gain) loss on early extinguishment of debt	—	—	—	(38.9)	2.2
Increase in value of warrant	—	81.1	—	81.1	—
Write down of long-lived assets	0.7	—	—	0.7	65.2
Net (gain) loss on disposal of assets	0.2	0.1	1.0	0.5	(27.2)
Charge related to cancellation of an incentive plan	—	1.2	—	—	—
Write off of capitalized advisor fees	—	0.4	—	—	—
Inventory adjustment	—	—	—	—	16.5
Acquisitions integration costs	—	—	0.6	—	4.7
Income tax effect of non-GAAP adjustments (2)	(0.1)	(0.1)	(0.1)	0.5	(9.5)

Adjusted net income (loss) (excluding adjustments)	$4.0	$(5.8)	$(4.4)	$(13.7)	$(24.3)
Adjusted net income (loss) per basic and diluted shares (excluding adjustments)	$0.05	$(0.07)	$(0.06)	$(0.17)	$(0.30)

(1) Net income (loss) for the quarter and nine month period ended December 31, 2008 includes a reduction of $2.1 million and $6.2 million respectively related to a required retrospective change in accounting for convertible debt.  In addition, the Company recorded $1.1 million and $4.5 million, respectively, in non-cash interest expense related to the adoption of FSP APB 14-1, primarily codified in FASB ASC 470, in the quarter and nine month period ended December 31, 2009.

(2)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

KEMET’s common stock is listed on the OTC Bulletin Board and on the Pink OTC Markets, Inc., Pink Quote System under the symbol, “KEME”. At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.

QUIET PERIOD

Beginning April 1, 2010, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) generally adverse economic and industry conditions, including a decline in demand for the Company’s products;  (ii) the ability to maintain sufficient liquidity to realize current operating plans; (iii) the effect of receiving a going concern statement in our auditor’s report on our 2009 audited financial statements; (iv) adverse economic conditions could cause further reevaluation of the fair value of our reporting segments and the write down of long-lived assets; (v) the cost and availability of raw materials; (vi) changes in the competitive environment of the Company; (vii) economic, political, or regulatory changes in the countries in which the Company operates; (viii) the ability to successfully integrate the operations of acquired businesses; (ix) the ability to attract, train and retain effective employees and management; (x) the ability to develop innovative products to maintain customer relationships; (xi) the impact of environmental issues, laws, and regulations; (xii) the Company’s ability to finance and achieve the expected benefits of its manufacturing relocation plan or other restructuring plans; (xiii) volatility of financial and credit markets which would affect access to capital for the Company; (xiv) increased difficulty or expense in accessing capital because of the Company’s delisting of common stock from the New York Stock Exchange; (xv) exposure to foreign exchange (gains) and losses; (xvi) need to reduce costs to offset downward price trends; (xvii) potential limitation on use of net operating losses to offset possible future taxable income; (xviii) dilution as a result of the issuance of a warrant to K Equity, LLC; and (xix) exercise of the warrant by K Equity may result in the existence of a controlling stockholder. Other risks and uncertainties may be described from time to time in the Company’s other reports and filings with the Securities and Exchange Commission.

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts in thousands, except per share data)

(Unaudited)

	Quarters Ended December 31,		Nine Months Ended December 31,
	2009	2008 (1)	2009	2008 (1)
Net sales	$199,923	$190,679	$523,355	$668,342

Operating costs and expenses:
Cost of sales	163,629	166,507	441,626	598,918
Selling, general and administrative expenses	22,203	20,569	61,153	72,587
Research and development	5,637	6,168	15,985	23,312
Restructuring charges	1,322	4,572	2,589	29,579
Goodwill impairment	—	—	—	174,327
Write down of long-lived assets	656	—	656	65,155
Net (gain) loss on sales and disposals of assets	240	1,054	498	(27,236)
Total operating costs and expenses	193,687	198,870	522,507	936,642

Operating income (loss)	6,236	(8,191)	848	(268,300)

Other (income) expense:
Interest income	(14)	(129)	(147)	(545)
Interest expense and amortization of debt discount	7,434	6,700	19,744	22,012
Increase in value of warrant	—	—	81,088	—
(Gain) loss on early extinguishment of debt	—	—	(38,921)	2,212
Other (income) expense, net	688	(2,407)	6,199	(6,306)

Loss before income taxes	(1,872)	(12,355)	(67,115)	(285,673)

Income tax expense (benefit)	(93)	793	2,649	1,918

Net loss	$(1,779)	$(13,148)	$(69,764)	$(287,591)

Net loss per share:
Basic and diluted	$(0.02)	$(0.16)	$(0.86)	$(3.57)

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: “Changes in Accounting for Convertible Notes.”

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

(Unaudited)

	December 31, 2009	March 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$64,974	$39,204
Accounts receivable, net	137,460	120,139
Inventories	150,051	154,981
Prepaid expenses and other current assets	11,057	11,245
Deferred income taxes	2,539	151
Total current assets	366,081	325,720
Property and equipment, net of accumulated depreciation of $690,017 and $646,966 as of December 31, 2009 and March 31, 2009, respectively	338,732	357,977
Intangible assets, net	23,384	24,094
Other assets	15,499	6,360
Total assets	$743,696	$714,151

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$34,983	$25,994
Accounts payable, trade	67,368	52,332
Accrued expenses	55,256	51,125
Income taxes payable	1,367	1,127
Total current liabilities	158,974	130,578
Long-term debt, less current portion	222,138	280,752
Other non-current obligations	63,361	57,316
Deferred income taxes	7,560	5,466

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 88,525 and 88,525 shares at December 31, 2009 and March 31, 2009, respectively	885	885
Additional paid-in capital	481,097	367,257
Retained deficit	(151,106)	(81,342)
Accumulated other comprehensive income	19,776	12,663
Treasury stock, at cost (7,658 and 7,714 shares at December 31, 2009 and March 31, 2009, respectively)	(58,989)	(59,424)
Total stockholders’ equity	291,663	240,039
Total liabilities and stockholders’ equity	$743,696	$714,151

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Nine Months Ended December 31,
	2009	2008 (1)
Sources (uses) of cash and cash equivalents
Operating activities:
Net loss	$(69,764)	$(287,591)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Gain on early extinguishment of debt	(38,921)	—
Increase in warrant value	81,088	—
Depreciation and amortization	39,191	42,613
Amortization of debt discount and debt issuance costs	9,586	7,494
Goodwill impairment	—	174,327
Write down of long-lived assets	656	65,155
Net (gains) losses on sales and disposals of assets	498	(27,236)
Stock-based compensation expense	1,788	1,115
Change in deferred income taxes	(751)	(1,650)
Change in operating assets	1,653	61,182
Change in operating liabilities	11,895	(46,352)
Other	(997)	187
Net cash provided by (used in) operating activities	35,922	(10,756)

Investing activities:
Capital expenditures	(7,593)	(27,699)
Change in restricted cash	(1,495)	—
Proceeds from sale of assets	—	34,870
Acquisitions, net of cash received	—	(1,000)
Net cash provided by (used in) investing activities	(9,088)	6,171

Financing activities:
Proceeds from issuance of debt	60,873	20,944
Payments of long-term debt	(54,202)	(71,300)
Debt extinguishment and issuance costs	(7,811)	—
Proceeds from sale of common stock to employee savings plan	—	244
Net cash used in financing activities	(1,140)	(50,112)
Net increase (decrease) in cash and cash equivalents	25,694	(54,697)
Effect of foreign currency fluctuations on cash	76	(1,299)
Cash and cash equivalents at beginning of fiscal period	39,204	81,383
Cash and cash equivalents at end of fiscal period	$64,974	$25,387

(1) Results are adjusted for retrospective application of changes in accounting for convertible notes.  See table: “Changes in Accounting for Convertible Notes.”

KEMET CORPORATION AND SUBSIDIARIES

Changes in Accounting for Convertible Notes

(Amounts in thousands, except per share data)

Condensed Consolidated Statements of Operations

	Quarter Ended December 31, 2008
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Interest accretion	$517	$2,083	$2,600
Net loss	(11,065)	(2,083)	(13,148)

Net loss per share:
Basic	$(0.14)	$(0.03)	$(0.16)
Diluted	$(0.14)	$(0.03)	$(0.16)

	Nine Months Ended December 31, 2008
	As Previously Presented	Adjustments	Following the Adoption of APB 14-1
Interest accretion	$1,246	$6,248	$7,494
Net loss	(281,343)	(6,248)	(287,591)

Net loss per share:
Basic	$(3.50)	$(0.08)	$(3.57)
Diluted	$(3.50)	$(0.08)	$(3.57)

Adjusted EBITDA-Non-GAAP Financial Measure

Adjusted EBITDA represents net income (loss) before income tax expense, interest expense, net, and depreciation and amortization expense, adjusted to exclude restructuring charges, impairment write-downs, non-cash compensation expense, increase in fair value of warrant, gain on the curtailment of benefits, gain/loss on the disposal of assets, gain on the early retirement of debt, and foreign exchange transaction gain/loss.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•      it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•      it does not reflect changes in, or cash requirements for, our working capital needs;

•      it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•      although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•      it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•      it does not reflect the impact of earnings or charges resulting from matters we consider not be indicative of our ongoing operations;

•      it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•      other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in millions):

	Quarters Ended
	December 31, 2008	March 31, 2009	June 30, 2009	September 30, 2009	December 31, 2009
Net income (loss)	$(13.1)	$2.4	$25.1	$(93.1)	$(1.8)
Income tax expense (benefit)	0.8	(5.1)	1.0	1.7	(0.1)
Interest expense, net	6.6	7.7	5.8	6.4	7.4
Depreciation and amortization expense	12.3	13.2	12.3	13.3	13.7
Share-based compensation expense	0.2	—	0.2	1.4	0.2
Increase in value of warrant	—	—	—	81.1	—
Write down of long-lived assets	—	2.5	—	—	0.7
(Gain)/loss on disposal of assets	1.1	1.7	0.2	0.1	0.2
Gain on curtailment of benefits	—	(30.8)	—	—	—
(Gain) loss on early extinguishment of debt	—	—	(38.9)	—	—
Foreign exchange transaction (gain)/loss	(3.9)	(6.7)	4.2	1.4	0.6
Acquisitions integration costs	0.6	0.5
Restructuring charges	4.6	1.3	—	1.3	1.3
Adjusted EBITDA(1)	$9.2	$(13.3)	$9.9	$13.6	$22.2

(1) Certain prior periods have been adjusted to conform with current period presentation which is determined by management.